EXHIBIT 99.01

Winston Hotels, Inc.
2626 Glenwood Avenue • Suite 200
Raleigh, North Carolina 27608
www.winstonhotels.com
NYSE: WXH

FOR FURTHER INFORMATION:

AT WINSTON HOTELS:
Patti L. Bell	Contact: Jerry Daly or Carol McCune (Media)
Director of Investor Relations	(703) 435-6293
& Administration	(jerry@dalygray.com, carol@dalygray.com)
(919) 510-6007
pbell@winstonhotels.com

For Immediate Release

Winston Hotels Reports First Quarter 2003 Results

     RALEIGH, N.C., May 7, 2003-Winston Hotels, Inc. (NYSE: WXH), a real estate investment trust (REIT) and owner of premium limited-service, upscale extended-stay and full-service hotels, today announced results for the first quarter ended March 31, 2003.

     Net loss to common shareholders was $(0.2) million for the three months ended March 31, 2003, or $(0.01) per share, compared to $(2.8) million for the three months ended March 31, 2002, or $(0.16) per share. Funds from operations (FFO) decreased 16.5 percent to $4.2 million for the 2003 first quarter, compared to $5.0 million for the like period a year earlier. On a per share basis, FFO declined 25.9 percent to $0.20 for the first quarter on 21.4 million weighted average shares outstanding, compared to $0.27 on 18.5 million weighted average shares outstanding for the same period a year earlier.

     “The sluggish economy continues to heavily influence corporate business travel,” said Bob Winston, chief executive officer. “The build-up and start of the Iraq War and the highly publicized outbreak of severe acute respiratory syndrome (SARS), made both business and leisure travelers more skittish. This combination of events put tremendous pressure on the entire hospitality industry during the quarter.”

     Occupancy for the 2003 first quarter rose to 62.7 percent from 62.3 percent in the 2002 first quarter, while average daily room rate (ADR) declined 4.5 percent, placing greater pressure on operating margins. Revenue per available room (RevPAR) decreased 3.9 percent in the 2003 first quarter from the same quarter in 2002.

     The company calculates FFO by using the National Association of Real Estate Investment Trusts’ (NAREIT) definition, and further adjusts for changes in deferred revenue, preferred share distributions, deferred income taxes and other unusual and non-recurring transactions. This calculation of FFO may differ from other reporting companies and as such the presentation of FFO by the company may not be comparable to other similarly titled measures of other reporting companies. Some reporting companies have adopted the NAREIT definition of FFO. Due to the acquisition of the company’s leasehold interests from Interstate Hotels and Resorts in July 2002, the company believes that the adoption of the NAREIT definition of FFO would not result in a meaningful comparison, and would not be an accurate reflection of the operating activity of the quarter ended March 31, 2003 compared with the quarter ended March 31, 2002. This is primarily due to significant amounts of deferred revenue which accrued throughout the first two quarters of 2002 and were recognized in the third quarter of 2002 pursuant to SAB 101. The company plans to adopt the NAREIT definition of FFO when the company believes that the figures will result in a meaningful comparison between periods presented.

Operating Results

     Due to the acquisition in July 2002 of the company’s leasehold interests from Interstate Hotels and Resorts, the results of operations for the first quarter ended March 31, 2003, compared to the results of operations for the same 2002 period, do not offer a meaningful comparison. This is due primarily to recording the operating results of the hotels on the company’s statements of operations beginning in the third quarter of 2002.

     In an effort to make a more meaningful comparison between periods, the company has provided below selected actual financial information for the three months ended March 31, 2003 compared with selected unaudited pro forma financial information for the three months ended March 31, 2002, as if the acquisition of the leasehold interests from Interstate occurred on January 1, 2002. This information is shown for the 47 hotels that were open during the periods presented and does not include operating results for any hotels that have been sold.

SELECTED UNAUDITED FINANCIAL INFORMATION

(in thousands)

	Three Months Ended

	March 31,
	2003	2002

	(actual)	(pro forma)
Statistics
Average Daily Rate	$77.00	$80.66
Occupancy	62.7%	62.3%
Revenue Per Available Room	$48.30	$50.24
Operating Results (in thousands)
Revenue:
Rooms	26,434	27,256
Other hotel revenue	2,795	2,925
Percentage lease revenue	810	753
Interest, joint venture and other income	366	346
Total revenue	30,405	31,280
Hotel operating expenses:
Rooms	6,289	6,109
Other hotel operating expenses	2,061	2,028
Undistributed operating expenses:
Property operating costs	6,135	5,745
Real estate taxes and property and casualty insurance	1,734	1,748
Other operating costs	4,055	4,077
Percentage lease expense	908	777
Depreciation and amortization	4,942	5,026
General and administrative	1,485	1,555
Total expenses	27,609	27,065
Operating income	2,796	4,215

     “While we were pleased with the improvement in occupancy, room rate continues to decline, placing significant pressure on margins,” said Joe Green, chief financial officer. “We are working closely with our operators to control costs. Although margins dropped 4 percentage points for the quarter, they improved on a month-over-month basis in February and March, with the latter showing improvements, compared to budget expectations. Margin enhancement remains one of our primary focuses.”

Financial Highlights

•	Total debt to EBITDA multiple was 3.8 on a trailing 12-month basis

•	Annual interest coverage ratio multiple was 4.0 on a trailing 12-month basis

•	Closed the quarter with consolidated debt to total assets at cost of 30.1 percent

•	Generated an unleveraged return on investment of 9.1 percent on its hotel portfolio on a trailing 12-month basis. Based upon the company’s leverage and borrowing costs, the company realized a leveraged return on investment of 10.4 percent on a trailing 12-month basis.

•	FFO payout ratio was 55.6 percent on a trailing 12-month basis.

•	On a total portfolio basis, operating margins declined from 42.6 percent in the 2002 first quarter to 38.6 percent in the 2003 first quarter.

•	Based on information provided by Smith Travel Research, first quarter 2003 RevPAR yield for Winston’s portfolio was 109 percent, which indicates that the company’s portfolio achieved disproportionately greater RevPAR than the competition.

“We have an active acquisition pipeline of properties to which we believe we can add value through re-branding or substantial capital renovation through our joint venture with Charlesbank Capital. Additionally, our pipeline of opportunities to place quality debt on selected hotels is developing nicely. Hotel transactions like these, however, are very complex, and timing is difficult to predict,” Green said.

Dividend Performance

     During the 2003 first quarter, Winston Hotels declared a regular cash dividend of $0.15 per common share, which is equivalent to $0.60 per common share on an annualized basis. Also in the first quarter, the company declared a regular quarterly cash dividend to preferred shareholders of $0.578125 per share. “Our dividend remains equal to 2002 payments, and we currently do not anticipate any change in our 2003 dividend policy,” Green added.

Guidance and Outlook

     “With the Iraq War apparently winding down and lower terrorist alert levels, we are hopeful that the pace of travel will begin to show signs of improvement,” Green remarked.

     “It is still too early to tell when the economy and hotel industry will begin to rebound, but we sense a fair amount of pent-up demand. Based on our operators’ estimates for the 2003 second quarter, RevPAR is targeted to be within a range of negative 3 percent to flat, compared to the 2002 second quarter, and flat to positive 2 percent for full-year 2003 compared to full-year 2002. FFO per share for the 2003 second quarter is targeted to be between $0.34 and $0.38. We are revising our full-year FFO per share guidance to $1.03 to $1.12, versus our previously issued guidance of $1.03 to $1.14, due to the expected termination of the leases with Intercontinental Hotels Group, Inc. (formerly Six Continents Hotels, Inc.) for our wholly owned Hampton Inn in Las Vegas, NV and our Windsor, CT Hilton Garden Inn in which we currently own a 49% joint venture interest. It is anticipated that on or about July 1, 2003, (i) the Hampton Inn will be leased by our taxable REIT subsidiary, Barclay Hospitality Services; (ii) the Hilton Garden Inn will be leased by an affiliate of the company; and, (iii) both properties will be managed by Alliance Hospitality Management, LLC.

     “We are optimistic that we are near the end of a very difficult operating period for both Winston Hotels and the hotel industry,” Winston added. “We are fortunate that new room supply is at a cyclical low, which should help speed the recovery. We remain conservative in our cost control measures and are actively seeking opportunities to make acquisitions with our joint venture partner, as well as actively pursuing mezzanine loan opportunities. We believe that we are prepared to move swiftly in response to changing economic conditions.”

     Winston Hotels’ first quarter 2003 investor conference call is scheduled for 10 a.m. ET today. Interested parties may dial 888-428-4474 to listen to the call. The call also will be simulcast over the Internet via the company’s web site, www.winstonhotels.com. The replay will be available on the company’s Web site for 30 days and via telephone for seven days by calling 800-475-6701, access code 681906.

     Raleigh, North Carolina-based Winston Hotels, Inc., is a real estate investment trust specializing in the development, acquisition, repositioning and active asset management of premium limited-service, upscale extended-stay and full-service hotels, with a portfolio increasingly weighted toward the leading brands in the lodging industry’s upscale segment. The Company currently owns or is invested in 52 hotels with 7,200 rooms in 17 states, which includes: 44 wholly-owned properties with 6,141 rooms; a 49 percent ownership interest in three joint venture hotels with 453 rooms; a 13.05 percent ownership interest in two joint venture hotels with 215 rooms; and a mezzanine financing interest in three hotels with 391 rooms. For more information about Winston Hotels, visit the Winston Hotels web site, www.winstonhotels.com.

     In addition to historical information, this press release contains forward-looking statements including, but not limited to statements referring to the company’s 2003 dividend policy, the estimated RevPAR for the year and second quarter of the year, estimated FFO per share for the year and second quarter of the year, the expected termination of leases with Intercontinental Group and the expected replacement of the management company. The reader can identify these statements by use of words like “may,” “will,” “expect,” “project,” “anticipate,” “estimate,” “target,” “believe,” or “continue” or similar expressions. These statements represent the Company’s judgment and are subject to risks and uncertainties that could cause actual operating results to differ materially from those expressed or implied in the forward looking statements including, but not limited to, changes in general economic conditions, lower occupancy rates, lower average daily rates, acquisition risks, development risks including risk of construction delay, cost overruns, occupancy and other governmental permits, zoning, the increase of development costs in connection with projects that are not pursued to completion, the risk of non-payment of mezzanine loans, or the failure to make additional mezzanine debt investments and investments in distressed hotel opportunities. Other risks are discussed in the Company’s filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2002, Quarterly Reports on Form 10-Q and its other periodic reports.

     This press release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, the Company has provided a reconciliation in this press release of each non-GAAP financial measure to its most directly comparable GAAP measure. A further description of these non-GAAP measures can be found in our Annual Report on Form 10-K for the year ended December 31, 2002.

WINSTON HOTELS, INC.
CONSOLIDATED BALANCE SHEETS
($ in thousands, except per share amounts)

	March 31, 2003	December 31, 2002

	(unaudited)
ASSETS
Land	$39,394	$39,348
Buildings and improvements	346,306	345,511
Furniture and equipment	45,150	44,332

Operating properties	430,850	429,191
Less accumulated depreciation	113,790	109,152

	317,060	320,039
Properties under development	1,800	1,800

Net investment in hotel properties	318,860	321,839
Corporate FF&E, net	668	735
Cash	3,918	1,510
Accounts receivable	3,169	1,958
Notes receivable	5,016	5,016
Investment in joint ventures	8,875	9,117
Deferred expenses, net	2,741	2,954
Prepaid expenses and other assets	6,833	6,988
Deferred tax asset	7,876	7,325

Total assets	$357,956	$357,442

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$66,072	$66,406
Due to banks	75,800	72,300
Accounts payable and accrued expenses	12,423	11,679
Distributions payable	4,958	4,951
Minority interest in Partnership	7,369	7,591

Total liabilities	166,622	162,927

Shareholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized, 3,000,000 shares issued and outstanding (liquidation preference of $76,734)	30	30
Common stock, $.01 par value, 50,000,000 shares authorized, 20,193,634 and 20,148,334 shares issued and outstanding	202	201
Additional paid-in capital	257,087	256,720
Accumulated other comprehensive income (loss)	(135)	—
Unearned compensation	(780)	(596)
Distributions in excess of earnings	(65,070)	(61,840)

Total shareholders’ equity	191,334	194,515

Total liabilities and shareholders’ equity	$357,956	$357,442

WINSTON HOTELS, INC
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended	Three Months Ended
	March 31, 2003	March 31, 2002

Revenue:
Rooms	$26,434	$—
Food and beverage	1,686	—
Other operating departments	1,109	—
Percentage lease revenue	810	9,533
Interest and other income	366	347

Total revenue	30,405	9,880

Hotel operating expenses:
Rooms	6,289	—
Food and beverage	1,305	—
Other operating departments	756	—
Undistributed operating expenses:
Property operating expenses	6,135	—
Real estate taxes and property and casualty insurance	1,734	1,818
Franchise costs	1,859	—
Maintenance and repair	1,636	—
Management fees	560	—
Percentage lease expense	908	—
General and administrative	1,485	1,555
Depreciation	4,721	4,829
Amortization	221	197

Total operating expenses	27,609	8,399

Operating income	2,796	1,481
Interest	1,962	2,832

Income (loss) before allocation to minority interest, income taxes, and equity in income of unconsolidated subsidiaries	834	(1,351)
Income (loss) allocation to minority interest	(13)	(208)
Income tax expense (benefit)	(551)	—
Equity in income of unconsolidated subsidiaries	135	5

Income from continuing operations	1,533	(1,138)
Discontinued operations:
Income from discontinued operations	—	44
Loss on sale of discontinued operations	—	—

Net income	1,533	(1,094)
Preferred stock distribution	(1,734)	(1,734)

Net income (loss) applicable to common shareholders	$(201)	$(2,828)

Income (loss) per common share:
Basic and diluted:
Income (loss) from continuing operations	$(0.01)	$(0.16)
Income (loss) from discontinued operations	—	—
Net (loss) per common share from cumulative effect of change in accounting principle — net	—	—

Net income (loss) per common share	$(0.01)	$(0.16)

Weighted average number of common shares	20,074	17,171
Weighted average number of common shares assuming dilution	20,074	17,171

WINSTON HOTELS, INC.
CALCULATION OF FFO AND EBITDA
(in thousands, except per share data)

	For the Quarter Ended
	March 31,

	2003	2002

Funds from operations:
Net Income	$1,533	$(1,094)
Minority interest allocation	(13)	(208)
Minority interest allocation of earnings from discontinued operations	—	4
Preferred stock dividend	(1,734)	(1,734)
Depreciation	4,721	4,829
Depreciation from discontinued operations	—	219
Depreciation from joint ventures	194	184
Deferred revenue	8	2,685
Deferred revenue from joint ventures	52	158
Income tax benefit	(551)	—

Funds from operations	$4,210	$5,043

Weighted average common shares assuming dilution	21,372	18,470

FFO per share	$0.20	$0.27

Earnings before interest, taxes, depreciation and amortization (EBITDA):
FFO	$4,210	$5,043
Interest expense	1,962	2,832
Interest expense from joint ventures	137	148
Amortization expense	221	197
Amortization expense from discontinued operations	—	2
Amortization expense from joint ventures	3	2
Dividend on preferred stock	1,734	1,734

EBITDA	$8,267	$9,958

WINSTON HOTELS, INC.
CALCULATION OF PERFORMANCE RATIOS
(in thousands, except per share data)

FFO Payout Ratio:
(based on a trailing twelve-month basis)
FFO per share — 4/1/02 through 3/31/03:	$1.08
Common dividends paid per share — 4/1/02 through 3/31/03	0.60

FFO Payout Ratio	55.6%

Unleveraged Return on Investment:
(based on a trailing twelve-month basis)
Gross book value of wholly owned hotels	$430,850
Gross book value of operating joint venture hotels — Company’s share	22,781

Total gross book value of operating properties	453,631
EBITDA for the trailing twelve months ended 3/31/2003	41,232

Unleveraged Return on Investment	9.1%

Leveraged Return on Investment:
(based on a trailing twelve-month basis)
Total gross book value of operating properties	$453,631
Total Company long term debt	(141,872)
Long-term debt of operating joint venture hotels — Company’s share	(13,371)

Total leveraged Investment in operating properties	298,388
EBITDA for the trailing twelve months ended 3/31/2003	41,232
Interest expense for the trailing twelve months ended 3/31/2003	(9,608)
Interest expense of joint ventures for the trailing twelve months ended 3/31/03 — Company’s share	(626)

EBITDA less interest expense	30,998

Leveraged Return on Investment	10.4%

Winston Hotels, Inc.
QTD and YTD RevPAR Summary
47 Hotels Reporting

	March QTD & YTD

	# of
	Hotels	2003	2002	% CH

Combined Brands
Comfort Inn/Suites & Quality Suites	8	$35.36	$36.49	-3.1%
Courtyard/Fairfield/Residence Inns	6	$48.00	$51.50	-6.8%
Hampton Inns	16	$46.34	$47.72	-2.9%
Hilton Garden Inns	5	$60.78	$60.42	0.6%
Homewood Suites	7	$65.83	$67.84	-3.0%
Holiday Inn/Express/Selects	5	$44.26	$49.46	-10.5%
Region
South Atlantic	32	$45.48	$46.47	-2.1%
Middle Atlantic	4	$63.18	$71.10	-11.1%
East North Central	3	$49.24	$52.08	-5.5%
West South Central	3	$41.46	$46.30	-10.5%
Mountain	3	$60.54	$54.77	10.5%
New England	2	$50.40	$57.42	-12.2%
Chain Scale
Mid-scale w/o F&B	25	$40.74	$42.03	-3.1%
Upscale	18	$58.73	$60.04	-2.2%
Mid-scale w/ F&B	4	$46.97	$53.89	-12.8%
Service Scale
Limited-service	25	$40.74	$42.03	-3.1%
Full-service	13	$51.95	$55.68	-6.7%
Extended-stay	9	$64.11	$64.45	-0.5%
Total	47	$48.30	$50.24	-3.9%
     .